Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

DIGITAL LIGHTWAVE, INC.

ANNOUNCES APPOINTMENT OF

NEW BOARD MEMBER

CLEARWATER, Fla., December 13, 2004 – Digital Lightwave, Inc. (Nasdaq: DIGL) today announced that on December 7, 2004, the Board of Directors of Digital Lightwave, Inc. (the “Company”) appointed Peter H. Collins to fill a vacancy on the Board and to serve as an independent member of the Board at least until the next annual meeting of stockholders, which the Company expects to hold January 14, 2005. Further, the Company announced that Mr. Collins will also serve as a member of the Company’s Audit Committee.

Mr. Collins is currently a Principal and Senior Managing Director of Atlantic American Equity Partners, LLC and Executive Vice President of Atlantic American Corporate Group, LLC, an investment bank and private equity fund business. He is also Co-Founder and President of Community Reinvestment Partners, LP (CRP), a large Florida-based private real estate investment partnership. Prior to CRP, Mr. Collins was a Partner with the private equity firm Rock Creek Capital, located in Jacksonville, Florida. He also served as a Manager with the Florida State Board of Administration (Florida’s Public Pension Fund) in Tallahassee, and served four years as Chief of Staff to State Senator Charles Williams. Mr. Collins received both an undergraduate degree in Finance and a MBA in Finance from Florida State University.

Dr. Bryan Zwan, Chairman of the Board of the Company, commented, “We are excited that Peter has agreed to join the Board at this very important stage of the Company’s development. Peter’s wide-ranging expertise in finance and technology make him a valuable addition as we position the Company to take advantage of emerging trends in our marketplace.”

About Digital Lightwave, Inc.

Based in Clearwater, Florida, Digital Lightwave, Inc. (the “Company”) provides the global communications networking industry with products, technology and services that enable the efficient development, deployment and management of high-performance networks. Digital Lightwave’s customers — companies that deploy networks, develop networking equipment, and manage networks — rely on its offerings to optimize network performance and ensure service reliability. The Company designs, develops and markets a portfolio of portable and network-based products for installing, maintaining and monitoring fiber optic circuits and networks. Network operators and telecommunications service providers use fiber optics to provide increased network bandwidth to transmit voice and other non-voice traffic such as internet, data and multimedia video transmissions. The Company provides telecommunications service providers and equipment manufacturers with product capabilities to cost-effectively deploy and manage fiber optic networks. The Company’s product lines include: Network Information Computers, Network Access Agents, Optical Test Systems, and Optical Wavelength Managers. The Company’s wholly owned subsidiaries are Digital Lightwave (UK) Limited, Digital Lightwave Asia Pacific Pty, Ltd., and Digital Lightwave Latino Americana Ltda.

Forward – Looking Statements

Statements in this press release, other than historical data and information constitute forward-looking statements that involve risks and uncertainties. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the company’s future operations and economic performance, taking into account currently available information. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Accordingly, a number of factors could cause our actual results, performance, or achievements to be very different from the results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to, the risk factors set forth in the company’s filings with the Securities and Exchange Commission. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission, or otherwise.

Editor’s Note: Digital Lightwave® is a registered trademark of Digital Lightwave, Inc.

CONTACT:	MEDIA CONTACT:

James Green	Pauline Daninos
Chief Executive Officer	Digital Lightwave, Inc.
Digital Lightwave, Inc.	Corporate Communications
727.519.2800	727.442.6677

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